As filed with the Securities and Exchange Commission on December 12, 2025

Registration No. 333-291219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

California	95-2086631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Trio-Tech International Block 1008 Toa Payoh North Unit 03-09 Singapore 318996 (65) 6265 3300	Srinivasan Anitha Chief Financial Officer Trio-Tech International Block 1008 Toa Payoh North Unit 03-09 Singapore 318996 (65) 6265 3300
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices),	(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to public)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Srinivasan Anitha

Chief Financial Officer

Trio-Tech International

Block 1008 Toa Payoh North

Unit 03-09 Singapore 318996

(65) 6265 3300

Daniel W. Rumsey, Esq.

Jack Kennedy, Esq.

Disclosure Law Group,

a Professional Corporation

600 West Broadway, Suite 700

San Diego, California 92101

Tel: (619) 272-7050

Fax: (619) 330-2101

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Trio-Tech International (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-291219), filed on November 3, 2025, for the sole purpose of filing Exhibit 5.1, Exhibit 23.1 and Exhibit 23.2 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

Exhibit Number	Description	Incorporation by Reference

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
3.1	Articles of Incorporation of Trio-Tech International	Exhibit 3.1 to the Registrant’s Annual Report on Form 10‑K for June 30, 1988
3.2	Second Amended and Restated Bylaws, as amended, of Trio-Tech International	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 12, 2024
4.1*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.2*	Form of any warrant agency agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any unit agreement with respect to any unit issued hereunder
5.1	Opinion of Disclosure Law Group, a Professional Corporation	Filed herewith
23.1	Consent of Independent Registered Public Accounting Firm – Forvis Mazars LLP, filed herewith	Filed herewith
23.2	Consent of Disclosure Law Group, a Professional Corporation	Filed herewith
24.1	Power of Attorney (located on the signature page of the Registration Statement on Form S-3, filed on November 3, 2025
107**	Filing Fee Table

*	To be filed, if necessary, by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3, filed on November 3, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the country of Singapore on December 12, 2025.

TRIO-TECH INTERNATIONAL

By:	/s/ S. W. Yong
S. W. Yong
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. W. Yong as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ S.W.Yong	Chairman and Chief Executive Officer	December 12, 2025
S.W. Yong	(Principal Executive Officer)

/s/ *	Chief Financial Officer	December 12, 2025
Srinivasan Anitha	(Principal Financial Officer)

/s/ *	Director	December 12, 2025
Jason T. Adelman

/s/ *	Director	December 12, 2025
Richard M. Horowitz

/s/ *	Director	December 12, 2025
Victor H. M. Ting

* By: /s/ S. W. Yong

Attorney-in-fact